                                                                   EXHIBIT 10.12

                        CONFIDENTIAL TREATMENT REQUESTED

       [*] Denotes information for which confidential treatment has been requested. Confidential portion omitted have been filed separately with the
    Commission.



                    OEM PURCHASE AND DEVELOPMENT AGREEMENT
                    --------------------------------------

                           BETWEEN 3Com CORPORATION
                           ------------------------

                                      and
                                      ---

                              SONIC SYSTEMS, INC.
                              -------------------

Contents
RECITALS........................................................................................2

TERMS AND CONDITIONS............................................................................3

     1     Definitions..........................................................................3

     2     Development of the Products..........................................................3

     3     Purchase of Product; Software License; Support Services..............................4

     4     Order Forecast.......................................................................5

     5     Purchase Orders......................................................................5

     6     Pricing; Taxes.......................................................................7

     7     Delivery Terms.......................................................................7

     8     Invoicing and Payment................................................................8

     9     Quality Acceptance...................................................................8

     10       Compliance with Specifications....................................................9

     11       Regulatory Agency Compliance......................................................9

     12       Compliance with Environmental Laws................................................9

     13       Product Changes...................................................................9

     14       Export Law Compliance; Commodity Classification..................................10

     15       Warranty.........................................................................11

     16       Indemnification; Insurance.......................................................12

     17       Limitation of Liability..........................................................13

     18       Confidentiality..................................................................13

     19       Publicity........................................................................14

     20       Federal Acquisition Regulations..................................................14

     21       Term and Termination.............................................................14

     22       Manufacturing Rights; Escrow.....................................................15

     23       General..........................................................................16

Exhibit A......................................................................................19

     (1)      Product list-prices; lead time; royalty and repair charges.......................19

     (2)      Non-Binding Forecast.............................................................19

     (3)      Unique Materials Leadtime (see Section 5.4.2)....................................20

     (4)      Sonic's Replenishment Cycle Time (see Section 5.4.2).............................20

Exhibit B  PRODUCT SPECIFICATIONS..............................................................21
---------
Exhibit C  Reserved............................................................................21

Exhibit D  SUPPORT SERVICES....................................................................22

Exhibit E  Reserved............................................................................28

Exhibit F  PRODUCT ACCEPTANCE CRITERIA.........................................................28

Exhibit G  THREE-PARTY ESCROW AGREEMENT........................................................31

Exhibit H  Development of the Product..........................................................41


         This OEM Purchase and Development Agreement ("Agreement") is entered into effective as of July 1 1999 ("Effective Date") between 3Com Europe Ltd. ("3Com"), a UK company located at Boundary Way, Hemel Hempstead, Herts. HP2 7YU UK and Sonic Systems, Inc. ("Sonic"), a California corporation located at 5400 Betsy Ross Drive, Santa Clara, CA 95054.

                                    RECITALS

         WHEREAS, Sonic manufactures and sells or licenses certain hardware and software products;

         WHEREAS, 3Com is manufacturer of computer hardware and software products;

         WHEREAS, 3Com now desires to have the option to purchase, and Sonic desires to grant 3Com the option to purchase, the Products, as defined below, from Sonic on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein the parties agree as follows:

                             TERMS AND CONDITIONS

1.   Definitions

     1.1 "Non-Binding Forecasts" means the minimum shipment numbers listed in Exhibit A(2) and used in conjunction with procedures outlined in Sections 2.4 and 6.2.

     1.2  "Products" means the products set forth in Exhibit A(1) attached
                                                     ------------
hereto. Products shall include any updates to or enhancements of the Product as well as any product introduced by Sonic during the term of this Agreement which is a new version of or functional replacement for (regardless of price or performance) any Product.

     1.3 "Specifications" means specifications for the Products as set forth in Exhibit B.
---------

     1.4 "3Com" means 3Com Corporation and all its present and future subsidiaries and affiliated companies.

     1.5 "Unique Component" means a component which is sold by Sonic exclusively to Buyer on behalf of 3Com or is only included in a Product which is exclusively sold to Buyer on behalf of 3Com. A Unique Component is one which Sonic has purchased exclusively for resale to Buyer on behalf of 3Com (whether individually or as part of a Product) and is not purchased by any of Sonic's other customers.

     1.6  "Software Programs" means firmware embedded in the Products.

     1.7 "Work In Progress" means. Product which has started manufacture at Sonic or Sonic's subcontractor(s) but is not yet shipped to 3Com or held in Safety Stock.

     1.8 "Replenishment Cycle Time" means the time from arrival of all materials at Sonic or Sonic's manufacturer, to completion of fully packaged product on Sonic's shipping dock ready for shipment to 3Com.

     1.9 "3Com Unique Material" means the components listed in 3Com document no 1007-053 which are not used on the Sonic SonicWALL product and are used to build the Product to 3Com specifications.

2.   Development of the Products

     2.1 Develop Products to Specifications. The Products shall be designed and developed by Sonic in accordance with the agreed upon Specifications listed in and attached hereto as Exhibit B.

     2.2 Ownership of Works Developed for 3Com. The parties agree that subject to the payment mentioned in Section 2.1.3, 3Com solely will own the works listed in and attached hereto Exhibit H (the "Works Developed for 3Com"). The parties agree that 3Com solely shall own all intellectual property rights (including, without limitation, patent, design, and copyright rights) in and to the Works Developed for 3Com. In this regard, Sonic agrees to assign and does hereby expressly assign to 3Com all right, title and interest world-wide in and to the Works Developed for 3Com, including all copyright, patent, trade secret, mask work and all other intellectual property rights associated therewith. During this Agreement Sonic will assist 3Com in every reasonable way, at 3Com's expense, to secure, perfect, register, maintain, and defend for 3Com's benefit all copyrights, patent rights, mask work rights, trade secret rights, and other proprietary rights in and to the Works Developed for 3Com. Sonic hereby irrevocably agrees not to assert against 3Com or its direct or indirect customers, assignees or sublicensees, any claim of intellectual property rights of Sonic affecting the Works Developed for 3Com. Sonic, to the best of its knowledge, represents and warrants that the Works Developed for 3Com do not infringe any intellectual property rights (including, without limitation, any patent, copyright and trade secret rights) of any third party. 3Com represents and warrants that to the best of the knowledge of the 3Com Legal Department, the mechanical specifications which 3Com will provide to Sonic under the terms of this Agreement do not infringe the patent, copyright or trade secret rights of any third party.

     2.3 Title: No Conflict. Sonic and 3Com represent and warrant that each has sufficient right, title and interest to enter into this Agreement and to perform its obligations hereunder. Further, Sonic represents and warrants that it has not granted to any third party any rights which conflict or interfere with or supersede the rights granted to 3Com hereunder.

     2.4 Consideration. As full consideration for the development of the Works Developed for 3Com and the rights transferred and licensed hereunder, 3Com will pay to Sonic the fees listed in Exhibit H. Sonic shall invoice 3Com for amounts due under Exhibit H, and 3Com shall pay any such invoice within thirty (30) days after receipt of a correct invoice and after 3Com's acceptance of the Deliverable(s) covered by the invoice. All payments hereunder shall be in US Dollars. In return for said consideration, Sonic further agrees to refrain from entering into an OEM agreement prior to 30 April 2000 relating to any product similar in construction and operation to the Product(s) covered by this Agreement (i.e., having the same CPU architecture as the current SonicWALL or SonicWALL Plus DMZ products or derivatives of these products, including products which may include a network hub) with the following companies or subsidiaries thereof: (i) Cisco Systems Inc; (ii) Intel Corporation; (iii) Nortel Networks Corporation; provided further, that Sonic sha!I be relieved of this obligation in the event 3Com fails to purchase the quantity of Products on a monthly basis through the month in which a claim is made under this Section 2.4 found in the Non-Binding Forecast in Exhibit A(2) to this Agreement_ In the event that delivery of the OfficeConnect Internet Firewall 25 (3C 16770) is delayed by more than one month from the agreed date (01 November 1999) then the Non-Binding Forecast numbers will also be reduced to the previous month's number (Sonic will only be relieved of this obligation if December quantities are less than the November Non-Binding Forecast number, and so on). In no event will this obligation be extended beyond 30 April 2000.

3.   Purchase of Products; Software License; Support Services

     3.1 Purchase of Products. Sonic agrees to sell the Products to 3Com and to accept purchase orders for the Products from 3Com under the terms and conditions of this Agreement. It is expressly understood that notwithstanding the provisions of Section 2.4 above, 3Com has no obligation to purchase any Products hereunder. Further, nothing in this Agreement shall prevent 3Com from manufacturing or procuring from other sources like or comparable products.

     3.2 Software License. Sonic hereby grants 3Com, a worldwide, perpetual, fully-paid and royalty-free license to use, reproduce, support, demonstrate and distribute directly and indirectly all software, including all subsequent updates or enhancements thereto or replacements therefor delivered as part of or together with the Products or otherwise provided under this Agreement, with full rights to sublicense and have sublicensed such software and the rights granted to 3Com hereunder to third parties, including, but not limited to, 3Com's end-user customers, distributors, OEM's, resellers and systems integrator customers in connection with the purchase of the Products. In the event that Section 22, Manufacturing Rights; Escrow, is invoked, Royalties will be paid per Exhibit A

     3.3 Documentation License. Sonic hereby grants 3Com, a worldwide, perpetual, fully-paid and royalty-free license to use, reproduce, modify, create derivative works based on, support, demonstrate and distribute directly and indirectly all documentation, including all subsequent updates or enhancements thereto or replacements therefor delivered as part of or together with the Products or otherwise provided under this Agreement, with full rights to sublicense and have sublicensed such documentation and the rights granted to 3Com hereunder to third parties, including, but not limited to, 3Com's end-user customers, distributors, OEM's, resellers and systems integrator customers in connection with the purchase of the Products. In the event that Section 22, Manufacturing Rights; Escrow, is invoked, Royalties will be paid per Exhibit A

     3.4 Support Services. Training and support services for the Products shall be provided as set forth in Exhibit D.

     3.5 Trademark Rights. 3Com requests and Sonic agrees to provide certain markings and identification, which includes the trademark(s) and/or tradename of 3Com, on the Products ordered and delivered to 3Com. Such markings and identification shall be strictly in accordance with the requirements of 3Com as set 3Com's Trademark Guidelines, as provided to Sonic and as may be updated from time to time by 3Com. Sonic is not authorized to use the trademark(s) and tradenames of 3Com on any products, other than Products ordered by and delivered to 3Com, or for any other purpose. Sonic is hereby granted a limited trademark license with respect to the 3Com trademarks set out in the above-mentioned markings and identification, solely for the above-mentioned use. All other use is prohibited. This license shall terminate on the termination of this Agreement. Sonic shall obtain no rights to or interest of any kind in any 3Com trademarks or tradenames other than the limited right to use set out above.

4.   Order Forecast

     3Com shall provide Sonic with a nine (9) month forward-looking rolling forecast (the "Order Forecast") and update such Order Forecast on a monthly basis. Sonic shall use such Order Forecast for internal inaterial planning requirements only. Such Order Forecast does not represent any commitment by 3Com to purchase Products. Further, Sonic shall view all Order Forecasts as Confidential Information in accordance with Section 18 below.

5.   Purchase Orders

     5.1 Leadtime. Sonic agrees to supply Products to 3Com within the leadtime stated in Exhibit A(1). Sonic will notify 3Com immediately upon any changes in leadtime.

     5.2 Purchase Orders. Purchases shall be initiated by 3Com's written or electronically dispatched purchase orders referencing the quantity, the Product, applicable price, shipping instructions and requested in-house delivery dates. All purchase orders for Products placed by 3Com hereunder shall be governed by the terms and conditions of this Agreement. In the event of a conflict between the provisions of this Agreement and the terms and conditions of 3Com's purchase order or Sonic's acknowledgment or other written communications, the provisions of this Agreement shall prevail

     5.3 Issuance and Acceptance. Sonic shall notify 3Com of receipt of a purchase order by e-mail or facsimile within one (1) business day of receipt. Sonic shall confirm acceptance or denial (stating the reason (s) for a denial) of a purchase order by a writing or facsimile within one (1) business day after receipt, or the purchase order is deemed accepted.

     5.4 Change Orders. 3Com shall transmit change orders to a purchase order by e-mail or facsimile. Sonic shall notify 3Com of receipt of a change order by e-mail or facsimile within one (1) business day of receipt. Sonic shall confirm acceptance or denial (stating reason(s) for a denial) within two (2) business days of receipt, or the change order is deemed accepted.

          5.4.1  Cancellation. 3Com may cancel any purchase order up to thirty
(30) days prior to original ship date upon written notice to Sonic with liability for such cancellation limited to the value of Work in Progress and Unique Components only. Rescheduled orders may not be cancelled.

          5.4.2 In the event 3Com: (i) terminates this Agreement; or (ii) notifies Sonic in writing that 3Com will not any longer purchase a particular Product ("Terminated Product"), then 3Com shall be liable to Sonic up to a maximum amount equal to the cost of any applicable Unique Components, whether in the form of raw materials or Work In Progress, in Sonic's inventory or on order as of the effective date of such termination or notification, less any such Unique Components and Work In Progress in Sonic's inventory or on order which are in excess of the Order Forecast based on Sonic's Replenishment Cycle Time and the Unique ComponenVs Lead Time, set forth in Exhibit A(3).

     5.4.3 Sonic agrees to minimize 3Com's liability hereunder by utilizing the Order Forecast to proactively adjust Sonic's inventory and production schedules and to reschedule and/or cancel future deliveries of Unique Components on a weekly basis. Prior to 3Com's payment of any sums hereunder, Sonic will use its best efforts to cancel any outstanding orders for Unique Components and return any Unique Components to Sonic's suppliers or sell or otherwise dispose of any Unique Components and otherwise to mitigate its costs and losses, for which Korn may be liable. To the extent Sonic is unsuccessful, Sonic shall work with 3Com to negotiate termination liability damages based upon Sonic's good faith adherence to this Section 9.4 and Sonic's purchase, disposal and handling of Unique Components. In no event will 3Com be liable for any purchases of Unique Components by Sonic in excess of applicable Order Forecast based on Sonic's Replenishment Cycle Time and Unique Component Lead Time

          5.4.4 Rescheduling. 3Com shall be entitled to reschedule delivery of Products at any time up to a maximum of sixty (60) days from original delivery date. Sonic shall accommodate a request to expedite the ship date, if reasonably able to do so. Subject to Section 7.6, Sonic may ship before the scheduled shipment date, but not to arrive earlier than 3Com's requested delivery date.

6.   Pricing; Taxes

     6.1 Prices. The prices charged by Sonic for the Products shall be those set forth as Exhibit A(1), less the applicable discount, if any, stated in said exhibit. All prices are F.O.B. origin (Sonic's shipping dock). Prices are exclusive of costs of transportation, insurance, taxes, customs, duties, landing, storage and handling fees, and/or documents or certificates required for exportation or importation.

     6.2 Quarterly Market Price Reviews. Sonic and 3Com agree to meet each 3Com fiscal quarter (3Com's fiscal year is June through May) and review prices of each Product. Prices may be adjusted up or down to reflect: (i) substantial increase or decrease in volume from the Order Forecast at the previous Quarterly Market Price Review (or at the first review, the Order Forecast issued with first production orders); (ii) change in market conditions of either components or end user sales price of Products;(iii) pass through of cost increases or reductions from Sonic to 3Com; and (iv) a decrease in the U.S. price of SonicWALL Plus DMZ equal to or greater than fifteen percent ( 15%) which will necessitate good faith negotiations between the Parties regarding the pricing of the "three-port" Product which is the subject of this Agreement, so as to help enable 3Com to market a competitively priced product. Price Changes resulting from these reviews will take effect for all deliveries after the start of 3Com's next fiscal quarter (1 June, 1 September, 1 December, 1 February of each year)

     6.3  Reserved

     6.4  Reserved.

     6.5 Taxes and Duties. The prices for the Products are exclusive of all taxes. 3Com shall pay all import duties, customs fees, sales (unless an exemption certificate is furnished by 3Com to Sonic), use, and value added taxes (except for taxes imposed on Sonic's net income) with respect to any products sold or licensed and any services rendered to 3Com in respect of this Agreement. Such taxes, when applicable, will appear as separate items on Sonic's invoice. If applicable law requires 3Com to withhold any taxes levied by the United States on payments to be made pursuant to this Agreement ("Withholding Tax"), 3Com shall be entitled to deduct such Withholding Tax from the payments due Sonic hereunder. If Sonic is eligible to take advantage of the reduced Withholding Tax provided for by an applicable United States tax treaty then in force, Sonic shall furnish 3Com with all appropriate forms, documents and paperwork required under the treaty to obtain such reduced Withholding Tax, including a completed US Internal Revenue Service (IRS) Form 1001, Certificate of Reduced Withholding, otherwise 3Com will apply the non-treaty withholding tax rate on applicable payments.

     6.6 Most Favored Purchaser. For purposes of this section, "Comparable Customer" is defined as a customer that: (i) has signed an OEM Agreement with Sonic with terms and conditions substantially the same as this agreement; (ii) has purchased less product in the most recently completed one (I ) year period under its OEM agreement than the Order Forecast for the comparable period, and (iii) is obligated to total minimum purchase commitments no less than seventy five percent (75%) of said Order Forecast. Sonic will evaluate each of its OEM customers on each anniversary date of the applicable OEM agreement to determine if any OEM qualifies as a Comparable Customer. This evaluation will be performed by comparing the most recent year of activity under the agreement (the "Evaluation Period") to the comparable year of the 3Com OEM Agreement (i.e. year 1 compared to year 1, year 2 compared to year 2, etc.). If Sonic has sold products listed in Exhibit A(1) to a Comparable Customer at prices more favorable than those listed in Exhibit A(1), then the prices in Exhibit A(l) will be adjusted to these more favorable prices for all purchase orders issued by 3Com subsequent to the Evaluation Period. If in a subsequent Evaluation Period it is determined that no OEM qualifies as a Comparable Customer, then the original pricing in Exhibit A(1) will be reinstated.

7.   Delivery Terms

     7.1 F 0. B. Point. All shipments shall be F.O.B. origin (Sonic's shipping dock). Title and risk of loss shall pass to 3Com upon Sonic's tender of delivery to the common carrier or 3Com's designee.

     7.2 Shipping. All shipments are freight collect. Sonic may ship partial orders provided Sonic notifies 3Com and 3Com agrees prior to shipment. 3Com's purchase order shall specify the carrier or means of transportation or routing, and Sonic will comply with 3Com's instructions. If 3Com fails to provide shipping instructions, Sonic shall select the best available carrier, on a commercially reasonable basis.

     7.3 Packing Instructions. All Products shall be packaged and prepared for shipment in a manner which: (i) follows the requirements set forth in Exhibit B
                                                                      ---------
and 3Com's purchase order; (ii) follows good commercial practice; (iii) is acceptable to common carriers for shipment; and (iv) is adequate to ensure safe arrival. Sonic shall mark the outside of each shrink wrapped pallet with the applicable 3Com part numbers and any necessary lifting and handling information. Each shipment shall be accompanied by a packing slip which will include 3Com's part numbers, purchase order number, Sonic's part number and the quantity shipped. 7.4 Responsibility for Export Licensing. Subject to all the rules and regulations stated in Section 14, Sonic agrees, upon 3Com's request, to deliver Products to 3Com's freight forwarder for export from the country of origin. Subject to the terms of this Agreement, 3Com will be responsible for obtaining the appropriate licenses or permits necessary to export Products from the country of origin. Sonic shall furnish 3Com or 3Com's designee with the information necessary for 3Com to timely obtain all required export and import documentation. 7.5 Delivery Schedule. Delivery shall be pursuant to the schedule set forth in 3Com's purchase order so long as it is no sooner than the standard leadtime contained in this agreement, unless agreed to in writing in advance by Sonic. Sonic shall immediately notify 3Com in writing of any anticipated delay in meeting the delivery schedule, stating the reasons for the delay. If Sonic's delivery fails to meet the committed delivery schedule, then Sonic, upon 3Com's request, shall expedite the routing at Sonic's expense, however, if Sonic's delivery fails to meet the schedule by in excess of twenty (20) days, then 3Com, at its sole option and without penalty or any additional expense, may :(i) require Sonic to expedite the routing by the fastest available commercial carrier; (ii) reschedule the delivery; or (iii) cancel the delivery in whole or in part.

     7.6 Early Delivery. Sonic shall not deliver any Products earlier than three (3) business days prior to the scheduled delivery date, without 3Com's written consent, and 3Com may return early or excess shipments to Sonic at Sonic's sole risk and expense.

     7.7 In-Stock Minimum. At 3Com's request, Sonic agrees to carry in "Safety Stock", defined as a minimum of two weeks supply (as set forth in the Order Forecast) of completed units of each of the Products to accommodate any unforeseen or expedited demand on the part of 3Com. In the event 3Com: (i) terminates this

Agreement for any reason other than non-conformity of Products (as defined in Section 9); or (ii) notifies Sonic in writing that 3Com will not any longer purchase a particular Product ("Terminated Product"). then 3Com shall be liable to Sonic for the Safety Stock.

     7.8 Country of Manufacturer Sonic represents and warrants that the Products are manufactured in the USA. Sonic shall promptly advise 3Com at least ninety (90) days prior to a change in country of manufacture or any addition to manufacturing locations.

     7.9 Commodity Classification. Sonic shall provide 3Com with a copy of the Commodity Classification for the Products or, if this is not available, Sonic shall provide 3Com with the Export Control Classification Number ("ECCN") that was used by Sonic for self-certification. A copy of the Commodity Classification is required for any Product containing security or encryption technology. In addition, Sonic shall advise 3Com as to General License type pursuant to which the Product may be exported.

8.   Invoicing and Payment

     Subject to acceptance of Products as provided in Section 9, invoices shall be due and payable thirty (30) days after the date of actual receipt of the Products or Sonic's invoice, whichever is later; provided, however, if payment is made by 3Com on or prior to ten (10) days after such date, the aggregate purchase price for the Products shall be reduced by two percent (2%). Payment shall not constitute acceptance of the Products by 3Com. Payments shall be made in US Dollars.

9.   Quality Acceptance

     9.1 At 3Com's Facility in Santa Clara. All Products are subject to 3Com's inspection and test at 3Com's facility. Within thirty (30) days after receipt of Product(s) at 3Com's facility, 3Com shall inspect the Products(s). Product(s) will be presumed accepted upon shipment unless 3Com rejects in writing any such product within the same timeframe as a result of any Product delivered hereunder failing to conform to the Specifications set forth in Exhibit B or with 3Com's
                                                      ---------
testing and acceptance criteria set forth in Exhibit F. Any return of such
                                             ---------
defective Product(s) are subject to the Return Material Authorization ("RMA") procedures outlined in Exhibit D, section 4.5. Sonic shall have up to five business (5) days to deliver to 3Com conforming Products. If Sonic fails to deliver conforming Products within such five-day period, 3Com shall have the right, without liability, to either cancel purchase orders for that Product and any other Products, the acceptance of which is impractical in 3Com's reasonable opinion, as a result of Sonic's failure to meet the Specifications, or require expedited shipping of the conforming Products at Sonic's sole cost.

     9.2 At Sonic's Facility. 3Com shall have the right to perform vendor qualifications and/or on-site source inspections at Sonic's manufacturing facilities and Sonic shall reasonably cooperate with 3Com in that regard. If an inspection or test is made on Sonic's premises, Sonic shall provide 3Com's inspectors with reasonable facilities and assistance at no additional charge.

     9.3 ISO 9002 Certified Supplier. Sonic represents that any sub-contractors used by Sonic in the manufacture of Products presently have ISO 9002 certification. Should Sonic's sub contractors lose the ISO 9002 certification, Sonic will notify 3Com immediately. Sonic's sub contractors will then have sixty
(60) days to be recertified.

     9.4 Epidemic Failure. "Epidemic Failure" shall mean those substantial deviations from the Specifications which seriously impair the use of Products existing at the time of delivery but which are not reasonably discernible at that time and which are evidenced by an identical, repetitive defect due to the same cause and occurring in the same series of the Products. In the case of an Epidemic Failure, Sonic shall, within five (5) business days, propose an action plan to fix the failure of any affected Product(s) and to implement this action plan immediately upon 3Com's acceptance thereof. If the action plan is not acceptable to 3Com, 3Com can require Sonic to repair or replace, at Sonic's option, the affected Products. The repair or replacement shall be done at mutually agreed-upon location(s);.provided, however, that costs of repair or replacement together with the shipping, transportation and other costs of gathering and redistributing the Products shall be borne by Sonic. In addition to bearing the costs associated therewith, if requested by 3Com. Sonic shall support and provide at Sonic's expense a sufficient number of Products to permit the field exchange or "hot swap" of Product(s) at customer sites. The parties agree to make all reasonable efforts to complete the repair or replacement of all of the affected Products within twenty (20) business days after written notice of Epidemic Failure by 3Com to Sonic. Sonic also agrees that 3Com will be supported with accelerated shipments of replacement Product to cover to 3Com's supply requirements.

10.  Compliance with Specifications

     All Products delivered hereunder shall fully comply with: (i) the Product Specifications as agreed to in Exhibit B; (ii) the End User documentation; and
                               ---------
(iii) all applicable United States and foreign laws, rules and regulations.

11.  Regulatory Agency Compliance

     All Products delivered hereunder shall fully comply with the regulatory agency requirements listed in Exhibit B. Product Specifications. Sonic will
                              ----------------------------------
obtain all required agency certifications and approvals for the Products in 3Com's name. Sonic will further ensure that the Product remains compliant with those regulatory agency requirements. 3Com agrees to work with Sonic in obtaining these certifications and approvals, and will supply 3Com Model numbers to Sonic whenever appropriate. Prior to shipment of production units, Sonic will submit to 3Com sufficient proof of the certifications and approvals.

12.      Compliance with Environmental Laws

         Sonic represents and warrants to 3Com that upon and after the Effective Date of this Agreement, Sonic will not provide any Product to 3Com which has come into physical contact with: (i) a Class I substance, as defined in Section 611 of the Federal Clean Air Act (the "Act"), during any portion of the manufacturing process; or (ii) a Class 11 substance, as defined in the Act and Title 40, Code of Federal Regulations, Section 82 (the "Code"), during any portion of the manufacturing process, where there has been a determination by the U.S. Environmental Protection Agency that there is a substitute product or manufacturing process for such Product which does not rely on the use of such Class II substance, that reduces overall risk to human health and the environment, and that is currently or potentially available, in accordance with the Code.

     Sonic further represents and warrants that 3Com shall not be subjected to any warning or labeling requirements regarding a Class I substance or a Class II substance pursuant to the Act or any regulation promulgated under the Act as a result of any Product provided by Sonic to 3Com under this Agreement.

     Without limitation to the foregoing, Sonic represents and warrants that in all respects, the manufacture and sale of the Products comply and will throughout the term of this Agreement comply with all applicable environmental laws, regulations and other regulatory requirements.

     If Sonic discovers a breach of any of the representations and warranties in this Section 12. it shall immediately notify 3Com of such breach in writing, explaining the circumstances constituting the breach and identifying the Product(s) involved. Further, Sonic shall defend, indemnify and hold harmless 3Com and its officers, directors, employees, agents, representatives, successors and assigns from any liabilities, losses, demands, claims or judgments arising from the breach of any of Sonic's representations

13.      Product Changes

     13.1 Engineering Change. In the event that 3Com finds or becomes aware of a situation which in its opinion necessitates or would benefit from an engineering change in any of the Products, 3Com shall suggest such proposed engineering change to Sonic and Sonic and 3Com agree to work with each other in good faith to determine whether such change will be made and if so will work with each other on the implementation of such change. Sonic agrees to work with 3Com in good faith to upgrade or alter the Product to changing market requirements. If applicable, any price increase associated with engineering changes will be negotiated in good faith between the Parties.

     13.2 Engineering Change Orders. Should Sonic change, improve, or add any enhancements or updates to the Products or any related products at any time (Engineering Change Order Or "ECO"), Sonic shall provide at least ninety (90) days' prior written notice to 3Com of any such ECO that affects the form, fit or function of any Product or related product or any changes to Sonic's part number for the Product prior to its implementation. The notice period may be reduced if the ECO improves safety or reliability. 3Com shall respond to the requested ECO within forty-five (45) days or the ECO will be deemed accepted. For an emergency ECO to the Product(s)which are the result of major problems, Sonic shall provide fifteen (15) days' prior written notice to 3Com of any such ECO and 3Com shall respond to the requested ECO within seven (7) days or the ECO will be deemed accepted.

     13.3 Rejection of Engineering Change Orders. Upon rejection of any proposed ECO, 3Com shall be entitled to: (i) terminate in whole or in part, without cost or penalty, any affected Product remaining undelivered under accepted Releases or require delivery by Sonic of some or all of such unchanged Product; and (ii) place a last-time purchase for the unchanged Product for delivery in amounts requested by 3Com over a six (6) month period following such implementation.

     13.4 Unauthorized Engineering Change Orders. If an ECO is implemented without the written approval of 3Com, Sonic shall be liable for repair and/or rework of all Product(s) affected, including to, but not limited to, product in transit, Product in finished goods inventory, and any Product(s) located with a reseller or at an end user location.

     13.5 New Features and Functions. New features and functions developed for Sonic products comparable to the Cerberus products will be made available to 3Com. The parties agree to negotiate in good faith the price of these features and functions.

14.  Export Law Compliance; Commodity Classification

     14.1 Neither party will export/reexport, directly or indirectly, any Product(s) or technical data acquired under this Agreement or the "direct product" of software programs or such technical data to any country for which the United States Government or any agency thereof, at the time of export, requires an export license or other governmental approval, without first obtaining such license or approval. The term "direct product" as used herein means the immediate product (including processes and services) produced directly by the use of the technical data or software programs. Both parties will cooperate, to effect compliance with all applicable import and/or export regulations. In addition, the parties agree to comply with all applicable local country import and/or export laws or regulations in the country(ies) of procurement, production and/or end destination of the Product(s). Both parties understand that the foregoing obligations are legal requirements and agree that they shall survive any term or termination of this Agreement.

     14.2 Sonic shall provide 3Com with a copy of the U.S. Department of Commerce, Bureau of Export Administration, Commerce Control List classification (ECCN, Export Control Classification Number) for all products, software and technical data contemplated under this Agreement with 3Com. If this confirmation of classification was not obtained for the Products, or, if this is not available, Sonic shall provide

3Com with the ECCN self certified by a knowledge technical/regulatory resource with sufficient supporting technical parameters for 3Com to confirm the classification. A copy of the Commerce issued Commodity Classification is required for any Product containing a security or encryption technology. In addition, Sonic shall advise 3Com as to qualifying criteria for the Product(s) for any license exception or "mass market" qualification under which the Product(s) may be exported. Sonic shall provide 3Com with the Harmonized Tariff Schedule Classification for the Product (s) and a Certificate of Manufacture certifying to the country of origin of the Product(s) subject to this Agreement.

15.  Warranty

     15.1   Hardware Products.

            15.1.1 Hardware Warranty. Sonic warrants that all hardware Products (including associated firmware) sold by Sonic to 3Com under the terms of this Agreement will be free from defects in workmanship and materials and conform to the Specifications under normal use and service for a period of three (3) years after delivery to 3Com. If it appears that any Product, or part thereof, contains a defect in materials or workmanship, or otherwise fails to conform to the Specifications, during the warranty period, Sonic shall at its expense correct any such defect by repairing such defective Product or part or, at 3Com's option, by delivering to 3Com an equivalent Product or part replacing such defective Product or part. In the event a Product completely fails to function within the first forty-eight (48) hours of installation (dead-on-arrival or DOA), Sonic agrees to replace the failed Product with a new Product and will ship replacement within five (5) days of notification. Sonic shall waive any expedite charges to 3Com in order to effect earliest reasonable replacement of such defective Product(s).

            15.1.2 Return of Products. 3Com will notify Sonic of nonconforming Product(s). Such notification shall include serial numbers and reason for nonconformance. Nonconforming Products will be repaired as specified in Exhibit D, section 3. Sonic will be responsible for repair and transportation charges for all Products returned to 3Com and 3Com shall be responsible for return of Products to Sonic.

     15.2   Software Programs

            15.2.1 Software Warranty. Sonic warrants that the software programs licensed hereunder will perform in substantial conformance to the user documentation and other related documentation, including without limitation the Specifications and other related engineering documentation program specifications therefor. The warranty period applicable to software programs shall be as specified in Exhibit D, but in no event shall the warranty period be less than ninety (90) calendar days after delivery to an end user.

            15.2.2 Reserved

     15.3 Year 2000 Warranty. Sonic represents and warrants that the Products provided under this Agreement: (i) will record, store, process and display and receive calendar dates failing on or after January 1. 2000, in the same manner, and with the same functionality as such software records, stores, processes, displays and receives calendar dates failing on or before December 31, 1999;
(ii) shall include without limitation date data century recognition, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; and (iii) be capable of correctly processing, providing and/or receiving data and date related data within and between the twentieth and twenty-first centuries;

     15.4 Warranties Exclusive. THE FOREGOING WARRANTIES, TERMS OR CONDITIONS ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS OR CONDITIONS. EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR

OTHERWISE, INCLUDING WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     15.5 Warranty Exclusions. SONIC SHALL NOT BE LIABLE UNDER THIS WARRANTY IF ITS TESTING AND EXAMINATION DISCLOSES THAT THE ALLEGED DEFECT IN THE PRODUCT DOES NOT EXIST OR WAS CAUSED BY 3COM OR ITS END USER'S MISUSE, NEGLECT. IMPROPER INSTALLATION OR TESTING, UNAUTHORIZED ATTEMPTS TO REPAIR, OR BY ACCIDENT, FIRE. LIGHTNING OR OTHER HAZARD.

16.  Indemnification; Insurance

     16.1 Patent, Copyright, Trademark Indemnification

          16.1.1 Indemnity. At its expense, Sonic shall defend, indemnify, and hold harmless 3Com and its officers, employees, agents and direct or indirect customers, from and against any claims, suits, losses. liabilities, damages, court judgements and/or awards (notwithstanding Section 17) and the reasonably related costs and expenses (including reasonable attorney's fees incurred by 3Com or for which 3Com is judged liable), incurred because of actual or alleged infringement by a Product supplied hereunder of any patent, copyright, trade secret, trademark, mask work right or other proprietary right(s) of a third party. Upon its receipt of notice of such claim, suit or action, 3Com shall promptly tender said defense to Sonic, and thereafter, upon Sonic's request, 3Com shall render reasonable assistance at Sonic's expense to Sonic for defense of same. Sonic shall undertake said defense with counsel reasonably experienced in such matters; at its option, 3Com may obtain separate counsel at its expense in such proceedings. Notwithstanding the foregoing, Sonic shall have no obligation(s) described above in this section 16. 1.1 with respect to any claim of infringement if- (a) 3Com or any end-user has modified the Product(s) originally delivered by Sonic to 3Com or if said Product has been combined, operated, or used contrary to its specifications or with other than its recommended equipment, and (b) no such infringement would have occurred absent such combination, operation, or use.

          16.1.2 Additional Obligations. If the use of any Product by 3Com or its customers shall actually, or threatened to, be enjoined, or if Sonic so decides, then at its option and expense, Sonic may: (i) substitute a fully equivalent non-infringing replacement unit for the Product; (ii) modify the infringing Product so that it no longer infringes but remains functionally equivalent; (iii) obtain for 3Com or its customers the right to continue use of such Product; or (iv) if none of the foregoing choices is selected, then Sonic may refund to 3Com the purchase price previously paid for such infringing Product units in exchange for return by 3Com of all such previously delivered units.

          16.1.3 Exclusions. Sonic's indemnification obligations shall not apply to infringement arising from changes made to the Product(s) by 3Com; in such case 3Com shall defend, indemnify, and hold harmless Sonic and Sonic's officers, employees, and agents from and against any claims, suits, losses, liabilities, damages, court judgements and/or awards (notwithstanding Section
17) and the reasonably related costs and expenses (including reasonable attorney's fees incurred by Sonic or for which Sonic is judged liable), incurred because of actual or alleged infringement by a Product so changed by 3Com, all on the same terms and conditions as set forth above under 16.1.1 with Sonic's and 3Com's respective rights and obligations correspondingly reversed.

     16.2 Sonic's Indemnity.

          16.2.1 Sonic shall defend, indemnify, and hold harmless 3Com from and against any and all third party claims, suits, and/or causes of action for losses, liabilities or damages (including reasonable attorneys fees incurred if Sonic shall not assume the defense of same) suffered by 3Com arising out of
Sonic's: (i) breach of warranty as to Product specifications or infringement of proprietary rights; (ii) any actual or alleged Product design defect; or (iii) or any intentional or negligent act of Sonic's officers, employees, representatives or agents in discharge of Sonic's duties under this Agreement. 3Com shall promptly tender defense of such claim upon receipt thereof to Sonic. provided, however, that if the specifications were furnished by 3Com and such specifications result in such losses, liabilities or damages. then Sonic shall have no such indemnification obligations hereunder, and in such case, if Sonic shall suffer a third party claim, suit or cause of action which results in a loss, liability or damage, then 3Com shall indemnify Sonic on the aforementioned terms.

          16.2.2 Insurance. Sonic shall carry and maintain, under commercially reasonable terms. liability insurance coverage to satisfactorily cover its obligations under this Agreement. Upon 3Com's request. Sonic shall provide 3Com with a Certificate of Insurance evidencing such coverage.

17.  Limitation of Liability

     IN NO EVENT, WHETHER BASED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL. INDIRECT OR SPECIAL DAMAGES OF ANY KIND OR FOR LOSS OF PROFITS OR REVENUE OR LOSS OF BUSINESS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. ANY DAMAGES OF EITHER PARTY TO THE OTHER ARE LIMITED TO THE VALUE OF THE PRODUCTS PURCHASED OR DURING THE FIRST YEAR OF THE TERM OF THIS AGREEMENT TO A MAXIMUM OF THREE MILLION DOLLARS ($3,000,000.), WITH THE EXCEPTION OF DAMAGES ARISING FROM: (i) A BREACH OF SECTION 12, RELATING TO ENVIRONMENTAL LAWS; (ii) A BREACH OF SECTION 14, RELATING TO EXPORT LAW VIOLATIONS; (iii) A BREACH OF SECTION 18, RELATING TO CONFIDENTIALITY; AND (iv) DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE.

18.  Confidentiality

     18.1 Confidential Information. Information that is transmitted by one party to the other in connection with the performance or implementation of this Agreement and, if in written form, is marked "confidential" or with a similar legend by the disclosing party before being furnished to the other, or if disclosed orally or visually is identified as such prior to disclosure and summarized, in writing, by the disclosing party to the receiving party within thirty (30) days shall be deemed to be confidential information of the disclosing party. Each party agrees that it shall use the same degree of care and means that it utilizes to protect its own information of a similar nature, but in any event not less than reasonable care and means, to prevent the unauthorized use or the disclosure of such confidential information to third parties. The confidential information may be disclosed only to employees or contractors of a recipient with a "need to know" who are instructed and agree not to disclose the confidential information and not to use the confidential information for any purpose, except as set forth herein. Recipient shall have appropriate written agreements with any such employees or contractors sufficient to allow the recipient to comply with the provisions of this Agreement. Each of the parties further agrees to make no use of such confidential information except as expressly permitted by this Agreement. The obligations of confidentiality and restricted use set forth in this Section 18.1 shall survive the expiration or any earlier termination of this Agreement for a period of three (3) years.

     18.2 Exceptions. The confidential information of a party shall not include and the foregoing obligation shall not apply to data or information which: (i) was in the public domain at the time it was disclosed or falls within the public domain, except through the fault of the receiving party, (ii) was known to the receiving party at the time of disclosure without an obligation of confidentiality; (iii) was disclosed after written approval of the disclosing party; (iv) becomes known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party; (v) is furnished to a third party by the disclosing party without an obligation of confidentiality; or (vi) was independently developed by the receiving party without the benefit of confidential information received from the disclosing party. Nothing in this

Agreement shall prevent the receiving party from disclosing confidential information to the extent the receiving party is legally compelled to do so by any governmental investigative or judicial agency pursuant to proceedings over which such agency has jurisdiction; provided, however, that prior to any such disclosure, the receiving party shall: (a) assert the confidential nature of the confidential information to the agency; (b) immediately notify the disclosing party in writing of the agency's order or request to disclose; and (c) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of the compelled disclosure and protecting its confidentiality.

19.  Publicity

     Sonic shall not disclose, advertise, or publish the existence or the terms or conditions of this Agreement, financial or otherwise, without the prior written consent of 3Com, except as required under the rules and regulations of the Securities Exchange Commission with connection to any filings made by Sonic at it's discretion 3Com and Sonic agree that at some point before first customer ship of the Products, one press release will be issued announcing the relationship between the two companies. Such press release must be approved by both parties and acceptance will not be unreasonably withheld.

20.  Federal Acquisition Regulations

     In furnishing the Products hereunder, Sonic agrees to comply with all applicable Federal Acquisition Regulations (FARs) and related laws, rules, regulations and executive orders in connection with its activities under this Agreement, including, without limitation, the following FAR clauses:
52.222-26- Equal Opportunity, 52.222-35-Affirmative Action for Special Disabled and Vietnam Era Veterans and 52.222-36-Affirmative Action for Handicapped Workers. If Sonic has no place of business within the United States, the FAR clauses will not be applicable to Sonic.

21.  Term and Termination

     21.1 Term. This Agreement shall commence on the Effective Date and shall continue for three (3) years thereafter, unless otherwise specified herein or unless terminated sooner under the provisions set forth herein. Thereafter, this Agreement shall automatically be renewed for successive one (1) year terms, unless one party requests in writing at least one hundred eighty (180) days prior to the expiration of the then current term, that this Agreement not be so renewed. Notwithstanding the foregoing, upon the occurrence of a Producer Default under the Escrow Agreement (as described in Section 22 below), the rights and obligations of Sections 3.2, 3.3 and 22 shall continue commencing on the date that 3Com notifies the Escrow Agent of the Producer Default (in accordance with Section 4.1 (b)(i) of the Escrow Agreement) and terminating at the end of the period that includes the unexpired term of this Agreement but for and as measured from the Producer Default (if any) plus one (1) year.

     21.2 Termination for Cause. With the exception of the continuing obligations, as set forth in Section 21.3, herein, either party shall have the right to terminate this Agreement for cause as a result of:

          21.2.1 The failure of the other party to perform any material term or condition of this Agreement and to remedy such failure within thirty (30) days after written notice of such failure given by the non-defaulting party; of:

          21.2.2 The filing by or against the other party of a petition for reorganization or liquidation under the U.S. Bankruptcy Code or corresponding laws or procedures of any applicable jurisdiction; or

          21.2.3 The filing by or against the other party of any other proceeding concerning bankruptcy, insolvency, dissolution, cessation of operations, reorganization of indebtedness, or the like by the other party. If such proceeding is involuntary and is contested in good faith, this Agreement shall terminate only after the passage of one hundred twenty
(120) days without the dismissal of such proceedings; or

          21.2.4 The voluntary or involuntary execution upon; the assignment or conveyance to a liquidating agent, trustee, mortgages or assignee of whatever description; or the making of any judicial levy against a substantial percentage of the other party's assets, for the benefit of its creditors; or

          21.2.5 The appointment of a receiver, keeper, liquidator or custodian of whatever sort of description, for all or a substantial portion of the other party's assets; or

          21.2.6 The termination, dissolution, insolvency or failure in business of the other party, the distribution of a substantial portion of its assets, or its cessation to continue all or substantially all of its business affairs.

     21.3 Rights and Obligations Upon Termination or Expiration. The termination or expiration of this Agreement shall in no way relieve either party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration. The parties agree that their respective rights, obligations and duties under Sections 2, 3.2, 3.3, 3.4, 3.5, 14.1 for events occurring prior to contract termination, 15, 16, 17, 18, 19, 20, 21, 22 and 23 as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement shall survive any expiration or termination and remain in effect for a period of three (3) years thereafter or the specific period specified in this Agreement, whichever is longer.

22.  Manufacturing Rights; Escrow

     22.1 Escrow Agreement As a condition to the effectiveness of this Agreement, Sonic agrees to execute a Three Party Escrow Agreement with Fort Knox Escrow Services, Inc

     22.2 Manufacturing Rights. Sonic hereby grants to 3Com a worldwide, irrevocable license for the term of this Agreement to make and have made, use, develop, import, offer to sell, demonstrate, publicly display, modify, reproduce, distribute and sell the Products, and to use Sonic Technology (as defined below) to make and have made, use, develop, import, offer to sell, demonstrate, publicly display, modify, reproduce, distribute and sell the Sonic Technology, which license may be exercised by 3Com in the event Sonic is in breach of (i) Sections 21.2. 2 through 21.2.6.; or (ii) the sale of Sonic (including but not limited to substantially all of the assets of Sonic) to, or merger with any of the following (including any subsidiaries thereof). (i) Cisco Systems, Inc.; (ii) Intel Corporation, (iii) Nortel Networks Corporation. The occurrence of any of the foregoing shall constitute a "Producer Default" in accordance with the provisions of the Escrow Agreement between Sonic and Fort Knox Escrow Services, Inc. which is attached and incorporated herein as Exhibit G.

          22.2.1  Royalties. 3Com will pay royalties associated with Section
22.2 per Exhibit A(1). Royalties shall be paid quarterly, thirty (30) days after the end of each quarter by 3Com and be accompanied by a detailed accounting. Sonic shall have the right upon twenty (20) days prior notice, to audit 3com's records reasonably related to or bearing upon royalties due. Such audit shall be by a national CPA firm. If there is a discrepancy in the amount due Sonic of more than five percent (5%), 3Com shall pay the audit costs. Otherwise, Sonic shall pay the audit costs. The audit right may not be exercised more than once in any twelve (12) month period and shall not be exercised more than twelve (12) months after the Agreement has ended.

     22.3 Sonic Technology. "Sonic Technology" means all the Products and all information, including but not limited to, fabrication drawings for all proprietary mechanical parts, bills of material, inventions, works of authorship, source code, object code, mask works, test procedures, test specifications, design specifications, schematics, assembly drawings, artwork, and any other information that would be useful to 3Com to modify, manufacture, develop, distribute, support and/or maintain the Products, which information is now in Sonic's possession or which during the term of this Agreement comes into Sonic's possession. "Sonic Technology"
shall be placed in escrow and updated from time to time in accordance with Exhibit G - Escrow Agreement, attached hereto and incorporated herein by
---------
reference and delivered to 3Com upon a Producer Default under the Escrow Agreement.

     22.4 Sonic Support. Sonic agrees that, in the event of a Producer Default under the Escrow Agreement, Sonic shall support 3Com in connection with exercising its rights under the license granted 3Com in this Section 22 including, but not limited to, assisting 3Com in setting up facilities and processes to manufacture, maintain and support the Products and to build software products from source code components which are part of the Sonic Technology. Sonic shall be compensated for such services on a time and material basis at $1,000 per man day. Sonic will not be responsible for supporting modifications made to the Product(s) by 3Com. This Section 22.4 shall survive the termination or expiration of this Agreement for a period of two (2) years thereafter.

     22.5 Right to Purchase Components. Sonic hereby grants to 3Com the right (which right shall be effective upon a Producer Default under the Escrow Agreement), at 3Com's option and expense, to purchase or have purchased by 3Com's designated third party(ies) any or all of the components found in or used to manufacture or support the Products (including, but not limited to, ASICs or other components not generally commercially available without the approval of Sonic) from Sonic's suppliers or vendors and Sonic will advice its suppliers or vendors in writing of this fact. In the event Sonic fails or refuses to so advise its suppliers or vendors at such time, the parties expressly agree that 3Com may submit a copy of this Agreement or a portion thereof to any such supplier or vendor and that such supplier or vendor be entitled to rely on this
Section 22.5 as evidence of Sonic's approval for them to sell such components to 3Com or its designated third party(ies).

23.  General

     23.1 Relationship of the Parties. Each of the parties shall at all times during the term of this Agreement act as, and shall represent itself to be, an independent contractor, and not an agent or employee of the other.

     23.2 Entire Agreement. This Agreement and Exhibits hereto are intended as the complete, final and exclusive statement of the terms of the agreement between the parties regarding the subject matter hereof and supersedes any and all other prior or contemporaneous agreements or understandings, whether written or oral, between them relating to the subject matter hereof. This Agreement may not be modified except in writing executed by both parties. The terms and conditions of this Agreement shall prevail notwithstanding any conflict with the terms and conditions of any purchase order, acknowledgment or other instrument submitted by Sonic.

     23.3 Force Majeure. Neither party shall be liable to the other for any alleged loss or damages resulting from failure to perform due to acts of God, natural disasters, acts of civil or military authority, government priorities, fire, floods, epidemics, quarantine, energy crises, war or riots. Each party shall promptly notify the other party of such event. If Sonic is unable to deliver in accordance with agreed delivery schedule, 3Com may either: (i) extend the time of performance; or (ii) cancel the uncompleted portion of the purchase order at no cost to 3Com.

     23.4 Notices. Except for purchase orders which may be sent by normal carrier, all notices and communications hereunder are required to be sent to the address or facsimile number stated below (or such other address or facsimile number as subsequently notified in writing to the other party): (i) by facsimile with confirmation of transmission; (ii) personal same or next day delivery; or
(iii) sent by commercial overnight courier with written verification of delivery. All notices so given shall be deemed given upon the earlier of receipt or one (1) day after dispatch.

     Any notices sent to 3Com hereunder should be sent to:

                                    3Com Europe Ltd.
                                    3Com Centre
                                    Boundary Way
                                    Hemel Hempstead
                                    Herts HP2 7YU
                                    United Kingdom
                                    Attn.: Purchasing Manager
                                    Fax No. +44 1442 438076

          with a copy to:

                                    3Com Corporation
                                    Legal Department
                                    5400 Bayfront Plaza
                                    Santa Clara, CA 95052
                                    Atm.: General Counsel
                                    Fax No. (408) 764-6434

          Any notices sent to Sonic hereunder should be sent to:

                                    Sonics Systems, Inc
                                    5400 Betsy Ross Drive, Suite 206
                                    Santa Clara, CA 95054-1101
                                    United States of America

                                    Attn: Sreekanth Ravi
                                    Fax No. (408) 654 5171

     23.5 Waiver. A waiver of any default hereunder or of any of the terms and conditions of this Agreement shall not be deemed to be a continuing waiver or a waiver of any other default or of any other term or condition, but shall apply solely to the instance to which such waiver is directed. The exercise of any right or remedy provided in this Agreement shall be without prejudice to the right to exercise any other right or remedy provided by law or equity, except as expressly limited by this Agreement.

     23.6 Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired.

     23.7 Assignment. Sonic may not assign or transfer this Agreement, whether in whole or part, or any of its rights or obligations under this Agreement without the prior written consent of 3Com. Any attempted assignment without such written consent shall be null and void. Consent shall not be unreasonably withheld by 3Com

     23.8 Photocopy of Original. Neither party shall object to the use of a photocopy of the original of this Agreement for the purpose of making any required or allowed public filings.

     23.9 Governing Law THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND ALL DISPUTES HEREUNDER SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES EXCLUDE IN ITS ENTIRETY THE APPLICATION TO THIS AGREEMENT OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

23.10 Attorney's Fees. In any action to enforce this Agreement, the prevailing party shall be awarded all arbitration costs or courts costs and reasonable attorney's fees incurred, including such costs and attorneys' fees incurred in enforcing and collecting any judgment.

23.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

23.12 Choice of Language. The original of this Agreement has been written in English and the governing language of this Agreement shall be English.

23.13   List of Exhibits:

        Exhibit A Product List and Prices; Royalty; Non-Binding Forecast; --------- Unique Materials Leadtime; Replenishment Cycle Time Exhibit B Product Specifications
        ---------
        Exhibit C  Reserved
        ---------
        Exhibit D  Support Services
        ---------
        Exhibit E  Reserved
        ---------
        Exhibit F  Product Acceptance Criteria
        ---------
        Exhibit G  Escrow Agreement
        ---------
        Exhibit H  Development of Product
        ---------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives effective as of the date first above written.



3Com Corporation                        Sonic Systems, Inc.


By:_________________________________    By: _________________________________

Printed Name:_______________________    Printed Name: _______________________

Title :_____________________________    Title: ______________________________

Date: ______________________________    Date: _______________________________

                                   Exhibit A

(1)  Product list- prices; lead time; royalty and repair charges

Description of Products

3C 16770       OfficeConnect Internet Firewall 25
3C 16771       OfficeConnect Internet Firewall DMZ
3C 16772       OfficeConnect Web Site Filter for Internet Firewalls

Price, Specification, Lead time, Royalty, Repair Charges:

----------------------------------------------------------------------------------------------------
    Product       Initial 3Com        Spec No.        Lead Time       Royalty       Repair Charge
    -------       ------------        --------        ---------       -------       -------------
                   price (US$)
                   -----------
----------------------------------------------------------------------------------------------------
                                  (see Exhibit B)   (see Section   (see Section    (out of
                                  ---------------   ------------   ------------    -------
                                                    5.1)           22.2.1)         Warranty
                                                    ----           -------         --------
                                                                                   repairs only)
                                                                                   -------------
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
    3C 16770        See below             1007-015       [*]            $[*]             $[*]
----------------------------------------------------------------------------------------------------
    3C 16771           $[*]               1007-015       [*]            $[*]             $[*]
----------------------------------------------------------------------------------------------------
    3C 16772           $[*]               1007-045       [*]            $[*]              [*]
----------------------------------------------------------------------------------------------------

The initial 3Com price for the 3C 16770 product will be calculated as follows:
The total cost to Sonic of the 3Com Unique Material including shipping, duties and taxes will be agreed by both parties and added to an agreed base cost of $[*].
In addition, an overhead charge of [*]% of the total cost of the 3Com Unique Material will be added to the above price to cover Sonic's costs of acquiring this material.

Out of Warranty Repairs will incur a fixed charge as above

(2)  Non-Binding Forecast

The Non-Binding Forecast quantities for Products 3C 166770 and 3C 16771 combined are:

                    ---------------------------------------
                                         Quantity
                    ---------------------------------------
                      Nov-99                [*]
                    ---------------------------------------
                      Dec-99                [*]
                    ---------------------------------------
                      Jan-00                [*]
                    ---------------------------------------
                      Feb-00                [*]
                    ---------------------------------------
                      Mar-00                [*]
                    ---------------------------------------
                      Apr-00                [*]
                    ---------------------------------------

(3)  Unique Materials Leadtime (see Section 5.4-2)

Leadtimes listed below are still unconfirmed at the Effective Date. Actual leadtimes and costs will be agreed by both parties before 1 November 1999.

--------------------------------------------------------------------------------------------------
Material                                                           Lead Time     Value (US$)
--------------------------------------------------------------------------------------------------
Long lead time capacitors                                       [*]                  [*]
--------------------------------------------------------------------------------------------------
Power Regulation Components, Chassis,
Plastic Mouldings                                               [*]                  [*]
--------------------------------------------------------------------------------------------------
Packaging, etc.                                                 [*]                  [*]
--------------------------------------------------------------------------------------------------

Material liability for cancellation, etc. will be based on actual prices paid by Sonic at the time.

(4)  Sonic's Replenishment Cycle Time (see Section 5.4.2)

         4 weeks

                                   Exhibit B
                                   ---------

                            PRODUCT SPECIFICATIONS

------------------------------------------------------------------------------------------------------------
3C 16770          OfficeConnect Internet Firewall 25                          3Com Document no. 1007-015
------------------------------------------------------------------------------------------------------------
3C 16771          OfficeConnect Internet Firewall DMZ                         3Com Document no. 1007-015
------------------------------------------------------------------------------------------------------------
3C 16772          OfficeConnect Web Site Filter for Internet Firewalls        3Com Document no.1007-045
------------------------------------------------------------------------------------------------------------

In all cases, the latest issue level signed and approved by 3Com and Sonic is applicable.



                                   Exhibit C

                                   Reserved

                                   Exhibit D

                               SUPPORT SERVICES

1    Definitions:

     Authorized Caller. "Authorized Caller" means a person or persons designated by 3Com as the technical/engineering support interface for the Products.

     Designated Support Engineer. "Designated Support Engineer" means a person or persons designated by Sonic as the technical/engineering support interface for the Products.

     End User. "End User" means a company or organization that uses 3Com products in the operation of their business.

     Error. "Error" means a defect in the Product which is reproducible and which causes such Product not to function substantially in conformance with the Specifications, end user documentation, or other related documentation, including without limitation any functional specifications or other engineering documentation for the Product, or commonly accepted operating principles as defined by industry standards. Errors are classified according to the Problem severity.

     Incident. "Incident" means a situation which necessitates an End User to contact 3Com for assistance.

     Problem. "Problem" means any error, or any actual or perceived failure or functional impairment that causes reduced functionality to the Product. Problems are assigned a classification at the time of 3Com's initial contact with Sonic. Problem classifications may be changed based upon new information or customer situation. Problems are classified by 3Com according to Severity level, based upon Technical and/or Customer Sensitivity as follows:

     Severity 1: Technical: Production network failure which results in a critical impact to business operations. No viable workaround is known. Customer
Sensitivity: Customer account is in jeopardy, and there is risk of losing business.

     Severity 2: Technical: Critical production network service interruption or degradation creating difficulty in the execution of a network function which results in a critical impact to business operations. Customer acceptable workaround is available. Customer Sensitivity: There is potential risk of losing actual or future business.

     Severity 3: Technical: Significant system problems which prevent some network functions from meeting the production specifications or cause particular features or functionality to be inoperative. Some business operations are impaired, but the network continues to function. Customer acceptable workaround is available. Customer Sensitivity: The problem is impacting the customer's day to day business, there is no risk of losing business.

     Severity 4: Technical: Enhancement requests for hardware, software, manuals or electronic services. Customer Sensitivity: The problem is not currently impacting the customer's day to day business, but may in the future; there is no risk of losing business.

     Repair. "Repair" means the repair or replacement of a Product or part.

     Software Patch. "Software Patch" refers to executable software created and made available to correct an Error or malfunction identified in a specific version of software.

     Software Update. "Software Update" means a formal software release (i) which providees functionality enhancements, reliability enhancements, and other modifications to the Product software or (ii) that is a maintenance release that corrects deficiencies and/or bugs affecting performance to the published specifications.

     Technical Support Levels. "Level" means a certain class of service provided to authorized resellers and end users. Definitions are as follows:

          Level One: First call support on all customer calls, technical support staff answers technical inquiries regarding Products, and provides problem diagnostics services for identifying Problems and generic application faults, analysis, and where possible, Problem resolution.

          Level Two: Specialist level technical support, technical support/escalation staff performs Problem isolation and replication, lab simulations and interoperability testing, provides remote diagnostics capabilities and on-site troubleshooting, if required, and implements a solution for a Problem that is not the result of a Product Error. In the case of a Product Error, the technical staff is able to identify the source of the Error, create a reproducible test case, and document the details of the Error for escalation to Sonic.

          Level Three: Backup engineering and technical support; staff isolates a Problem/Error and implements a solution, including, but not limited to, a Product change.

     Workaround. A "Workaround" is a feasible change in operating procedures whereby an end user can avoid any deleterious effects of an Error.

2    Technical Support Services

     2.1  Support Services. 3Com shall provide Level One and Level Two support
          ----------------
services to its authorized resellers and End Users. Sonic shall provide Level Three back-up technical support to 3Com, and shall make support available to 3Com via telephone, FAX or E-Mail to 3Com's Authorized Caller(s). Sonic will provide such support during normal business hours (8:30-5:30 Pacific Time), excluding holidays. Sonic will provide support via pager outside of normal business hours for Severity 1 and Severity 2 Problems. 3Com will receive most favored class of priority from Sonic. 3Com will have direct access to Sonic's Level Two and Level Three technical support, as well as to Sonic's technical management support as required for escalation purposes. The support shall commence as of the Effective Date and shall be provided at no cost to 3Com.

          The Authorized Callers and Designated Support Engineers will be the primary contacts between 3Com's and Sonic's technical support and/or escalation centers. 3Com will provide a list of Authorized Callers including names, address, phone numbers, and internet e-mail address. Sonic will provide a list of Designated Support Engineers. These lists will be reviewed quarterly and updated as required. 3Com will be permitted to register up to ten (10) Authorized Callers; all Authorized Callers shall receive training as set forth in Section 5 of this Exhibit.

          3Com shall reasonably attempt to resolve customer problems for the Products prior to contacting Sonic. Sonic will not contact or provide direct support to 3Com's customers with respect to the Products pursuant to this Agreement without 3Com's prior approval. Sonic will provide an initial response to all 3Com support inquiries according to the following: one (1) hour for Severity 1 Problems. two (2) hours for Severity 2 Problems, three (3) hours for Severity 3 Problems, and one (1) business day for Severity 4 Problems. If unable to resolve, 3Com and Sonic will agree, in good faith, what additional information and/or documentation will be required for resolution. Sonic shall work with 3Com in attempting to reproduce any such problem. Problem resolution shall be managed in accordance with Section 2.3.

     2.2  Emergency Technical Support. Except as set forth in Section 9.3 of
          ---------------------------
this Agreement (Epidemic Failure), and in this Exhibit D (Support Services), Sonic shall have no responsibility for providing technical support directly to 3Com's authorized resellers and end users.. However, for Severity 1 Problems deemed by Kom to require emergency, on-site support that would be significantly facilitated by Sonic assistance and such support is requested by 3Com, Sonic agrees to use its best efforts to provide such emergency support within two (2) business days. 3Com will attempt to manage the Incident, such that Sonic's assistance will be transparent to the customer and shall reimburse Sonic for its time at mutually agreeable and reasonable rates, plus other reasonable expenses approved in advance by 3Com. In situations where the site visit was precipitated by a known (but unresolved) or acknowledged Sonic problem, 3Com will not reimburse Sonic for costs, labor or other expenses.

     2.3  Problem Resolution/Error Correction. 3Com and Sonic shall promptly
          -----------------------------------
agree in good faith to any information and/or documentation which may be required to permit Sonic to identify and resolve Product Problems, including but not limited to Errors. Sonic agrees to respond to identified Problems based on the following correction periods:

          Severity 1. Sonic shall use its best efforts to resolve or reduce the
          -----------
          severity via Workaround and/or Software Patch within two (2) business days of receipt of notice of such Error. Sonic shall provide its action plan within one (1) business day, and regular status updates. A final resolution shall be identified in the action plan. 3Com and Sonic problem managers shall review incident after two (2) business days.

          Severity 2. Sonic shall use its best efforts to resolve or reduce the
          -----------
          severity via Workaround and/or patch within five (5) business days of receipt of notice of such Error. Sonic shall provide an action plan within three (3) business days, and regular status updates. 3Com and Sonic problem managers shall review incident after five (5) business days. A final engineering resolution shall be identified in the action plan.

          Severity 3. Sonic shall use its best efforts to acknowledge the
          -----------
          Problem within ten (10) business days of receipt of notice. Sonic shall provide a final engineering resolution within three (3) months or next scheduled release, whichever is sooner.

          Severity 4. Sonic shall use its best efforts to acknowledge the
          -----------
          Problem within thirty (30) business days of receipt of notice. A final engineering resolution will be determined and scheduled through mutual agreement between 3Com and Sonic Engineering and Marketing management.

          The prescribed correction periods above may be extended as mutually agreed, e.g., if resolution of problem requires timely hardware certification or test, or if resolution represents significant risk to the essential functions.

     2.4  Problem Status. Sonic shall provide 3Com, as a common business
          --------------
practice, a mechanism by which 3Com may receive a monthly status report of all Problems reported and/or resolved. This report shall contain known Product Problems, Workarounds, fixes and open Effors/Bugs.

     2.5  Support Tools. At no charge to 3Com, Sonic shall provide diagnostic
          -------------
software tools and procedures and a list/description of test/diagnostic equipment necessary to troubleshoot Problems and assist in Problem identification, isolation and resolution.

          Sonic shall also provide the following additional support tools. if available: (i) troubleshooting guide, (ii) technical tips, (iii) compatibility/ inter-operability matrix and (iv) supported and not supported configurations statement. Sonic shall further promptly provide to 3Com when available, all modifications or other revisions to such support tools.

     2.6  Support Evaluation. From time to time following acceptance by 3Com
          ------------------
of the Products, but no less frequently than once each calendar quarter, management-level support representatives from each party will meet to review the performance of, and recommend improvements regarding, the technical support, escalation and warranty assistance provided to 3Com under this Agreement.

3    Software Support Services

     3.1  Software Updates. 3Com is entitled to receive or access all Software
          ----------------
Updates for the Products, as provided for in this Exhibit D (Support Services), and as required under Section 13 (Product Changes) of the Agreement. 3Com has the right to duplicate both the Software and associated documentation and distribute to customers according to 3Com entitlement process.

     3.2  Sunport for Prior Release. Sonic will provide support hereunder for
          -------------------------
the current and immediately preceding two (2) Major Releases (including all interim Minor, and/or Maintenance Releases) of the Software.

4    Hardware Support Services

     4.1  Repair Services. 3Com shall have the right to purchase Product Repair,
          ---------------
spare parts and upgrade kits as applicable during the term of this Agreement, and thereafter, for a period of three (3) years after the last shipment of the affected Product hereunder, notwithstanding the expiration of this Agreement. Such purchases shall be governed by the applicable terms and conditions set forth herein. The prices charged for such Product Repair, spare parts and upgrade kits shall be at the lowest prices then charged by Sonic to any other customer for similar quantities of the same or comparable items. Should Sonic fail to fulfill Repair obligations, then Sonic will provide suitable and form, fit, and function compatible replacement products at no additional charge to 3Com.

     4.2  Inventory Management Requirements. Sonic will provide failure analysis
          ---------------------------------
data for the Products. The data shall include predicted, demonstrated and field data for the whole unit assembly and individual subassemblies (FRUs/Field Replaceable Units), including MTBF/Mean Time Between Failure data, and how MTBF is computed. Sonic will also provide the sparing/inventory rationale and spares inventory recommendations, based on the failure analysis data. This data will provided within ten (10) days after Effective Date.

     4.3  Test and Repair Procedures. At no charge to 3Com. Sonic shall provide
          --------------------------
test specifications, test equipment specifications, test scripts and written test procedures necessary to enable 3Com personnel to verify functional failures, perform adjustments and alignments, as required, and verify functional performance.

     4.4  Product Repairs. Sonic will Repair a defective Product and forward the
          ---------------
same back to 3Com. Sonic will Repair defective product to 3Com standards. Sonic will upgrade Repaired Product to the most recent 3Com approved ECO level, excluding hardware revisions. Sonic shall charge rates as specified in Exhibit A(1) and that are equal to or less the largest discount offered to Sonic's other customers. Any Repair shall be warranted for the remainder of the warranty period or three (3) months, whichever is longer. This statement excludes Product that has been damaged by accident, abuse or misuse. 3Com reserves the option to perform out-of-warranty Repairs at Repair facilities designated by 3Com. In the event 3Com exercises the option to perform Repairs' at such designated facilities, Sonic shall provide all required product specifications, engineering documentation, and test and Repair procedures.

     4.5  Return Material Authorization (RMA). Sonic shall provide 3Com with RMA
          -----------------------------------
procedures. The following procedure shall apply to Sonic's Repair of Products.

          (i)   Management. Sonic will use its best efforts to provide 3Com with
                ----------
RMA number within one (1) business day after receipt of request. 3Com Repair RMA returns of Products will be managed through a 3Com Repair center. 3Com will return defective/failed Products monthly or in quantities of 5-10 units. 3Com shall notify Sonic if it opens more than five (5) such Repair centers. Sonic will provide domestic and international interfaces to manage 3Com returns. 3Com shall return Product to Sonic's closest geographic Repair center.

          (ii)  Turn-Around Time. Sonic will Repair the defective/failed Product
                ----------------
and forward the same back to 3Com within five (5), not to exceed ten (10), business days after receipt. Sonic will provide expedited Repair service to accommodate 3Com emergency requirements at a minimal expedite charge, not to exceed five (5%) of Repair charge.

          (iii) Reporting. 3Com Repaired Products will be returned with a
                ---------
detailed Repair report for each unit. Sonic will provide a monthly report of:
(i) RMAs processed, including failure analysis and (ii) physical inventory of 3Com owned material. Upon special request, Sonic will provide inventory status within two (2) business days.

          (iv)  Shipping charges. 3Com will pay shipping charges on Products
                ----------------
shipped to Sonic for Repair. Sonic will pay shipping charges on Products returned to 3Com.

          (v)   Packaging requirements. Sonic and 3Com will jointly develop a
                ----------------------
Repair shipping process prior to FCS/First Customer Ship of a Product by 3Com that satisfies packaging requirements for both parties. On all Products returned to 3Com, Sonic will affix a label that identifies Product, including model number, serial number, current hardware and/or software revision level, and RMA number.

     4.6  No Problem Found (NPF). Sonic shall provide statistics on Product NPF
          ----------------------
returns on a quarterly basis. In the event that more than twenty-five percent (25%) of the Products returned within a six (6) month period are NPF, Sonic may charge the lesser of US$150 per unit or twenty-five percent (25%) of the Repair price of the unit for each unit in excess of the allowed twenty-five percent (25%) to cover the costs of testing and administration. Sonic shall waive any NPF charges on in-warranty Products returned for Repair. Further, both parties agree to work together to reduce the frequency of NPF returns.

5    Training Services

     5.1  Technical Training. During the term of this Agreement, Sonic shall, at
          ------------------
its expense, provide 3Com with one (1) course per Product of basic training and of advanced training for 3Com employees (including the Authorized Callers) engaged in the technical support and training of the Product. Training will be conducted at 3Com's facility in Santa Clara, California or at Sonic's facility in Santa Clara, California, as mutually agreed. If conducted at other than 3Com's Santa Clara facility or Sonic's facility, 3Com shall pay all reasonable costs incurred by Sonic's instructor(s) for travel and living expenses during the period of such training.

     Each training course shall commence on a mutually agreed upon date. Such training shall cover in detail, the installation, configuration, operation, troubleshooting, adjustment, test and maintenance of the Product. Sonic shall provide a reasonable quantity of appropriate Product units as training aids. When such classes are conducted at 3Com's facilities, 3Com shall provide other required equipment as training aides. Sonic shall provide copies of the student training guide, and all other necessary materials to each trainee and to

3Com. 3Com may record any or all training courses on video tape and may reproduce and distribute such recordings, for internal use only, under 3Com's name.

     Upon the release of each new Product or new version of existing Product with substantial functional chances, Sonic shall provide to 3Com, without cost, complete technical training relating to such new Product or version.

     Sonic shall offer additional training throughout the term of this Agreement, at Sonic's most favored pricing to similarly situated customers. If conducted at other than 3Com's Santa Clara facility or Sonic's facility, 3Com shall pay all reasonable costs incurred by Sonic's instructor(s) for travel and living expenses during the period of such training. Sonic shall pay for the salary of its instructor(s) and all other costs and expenses related to such training. Sonic shall submit invoices to 3Com after the conclusion of such training classes which itemize all expenses incurred and shall include copies of all receipts therefor. Payment terms shall be net thirty (30) days from receipt of invoice.

     5.2  Training Courses and Materials. During the term of this Agreement,
          ------------------------------
Sonic shall provide 3Com with all materials utilized to provide training in connection with the Products. Training shall include, but is not limited to, customer reseller and End-User courses. Training materials shall also include, but are not limited to, instructor guides, overheads, student workbooks, and manual/guides. Sonic shall provide masters of such training materials in both hard copy and electronic media. Sonic shall further provide copies of all modifications or other revisions to such training materials as they become available. 3Com is permitted to use such material for its internal use only in training 3Com's sales and support staff on the Products.

     Sonic hereby grants to 3Com a royalty-free non-exclusive, worldwide license to use, modify. create derivative works based upon, reproduce, display, demonstrate and distribute the training materials (whether modified or unmodified but excepting proprietary technical information relating to the products) for course development use solely in connection with the Products distributed under the terms of the Agreement.

6    Product Documentation

     Sonic will provide all documentation for the Products, including, but not limited to, specifications, user manual, troubleshooting guides, etc. Documentation will be provided in suitable electronic format and in hardcopy format.

7.   Manufacturing Discontinued and Support After Termination.

     For Products that have been deemed "manufacturing discontinued" and following termination of the Agreement, Sonic agrees to provide Support Services, as defined in this Exhibit D, to 3Com for a period of three (3) years to enable 3Com to support its customers. Sonic will provide all required product specifications, engineering documentation, test specifications, plans and Repair procedures to enable 3Com to support its customers beyond the termination of such Support Services. Following termination of the Agreement, Sonic agrees to
                       -------------------------------------------------------
fulfill subscription obligations for OfficeConnect Web Site Filter for Internet
-------------------------------------------------------------------------------
Firewalls Product for a mriod of one (1) Year. Sonic will provide all required
------------------------------------------------------------------------------
information to enable 3Com to purchase such Product from the originator, i.e.
-----------------------------------------------------------------------------
the source company.
------------------

                                   Exhibit E






                                   Reserved

                                   Exhibit F

                          PRODUCT ACCEPTANCE CRITERIA

I.   PURPOSE

This Exhibit establishes the Quality and Reliability provisions which shall apply to all Products shipped under this Agreement.

II.   SCOPE

III.  Quality Requirements
IV.   Reliability Requirements
V.    Workmanship Standard
VI.   Quality System Requirements
VII.  Electrical Overstress / Electrostatic Discharge

III.  QUALITY

      A.  ACCEPTANCE CRITERIA

      Qualification for initial and on-going shipments, including spares, shall require inspection to a mutually agreed upon specification for major defects per section III C. Inspections shall be performed by 3Com personnel or by 3Com's designated representative at 3Com or Sonic's facility. 3Com reserves the right to witness on-going qualification tests as long as witnessing does not cause delay in meeting program goals.. Product will be considered acceptable for shipment if it does not contain a major defect as defined per Section III C of this Exhibit F.

      B.  REMEDIES FOR EXCEEDING THE ACCEPTABLE DEFECT RATE

      If Major Defects, defined in Section III C, are identified during, an audit at 3Com, Sonic's facility, or as a result of failure to meet physical or electrical specifications at the end user location. the Sonic will assume responsibility for replacement of defective material at Sonic's expense. Further, Sonic is responsible for 100% Audit of all material at 3Com and Sonic's facility if during the audit process or based on the quantity of customer returns, it is determined that the defect number falls below the acceptable level based on an AQL of 1.0.

      C.  MAJOR DEFECT DEFINITIONS

      1) A system failure when tested to mutually agreed upon test specifications:

      2) A major cosmetic defect or serious violation of workmanship standards e.g., plastic or sheet metal deformities that are readily visible to end user;

      3)  Failure to meet the safety standards identified in Exhibit B.

      4) Materially reduces the usability of the products for its intended purpose per the Product Specifications.

      5)  Failure to comply with the EMC standards identified in Exhibit B.

      D.  TESTING BY SONIC

      Should 3Com identify a major defect (as defined above) in Products held in 3Com stock or shipped to 3Com customers, and Sonic and 3Com mutually agree that this defect is not detected under Sonic's then current manufacturing test procedures, Sonic agrees to put an action plan in place within 5 business days to modify its test procedure to adequately test for that defect in the future.

IV.   RELIABILITY REQUIREMENTS

      A.  RELIABILITY DEMONSTRATION TESTING

      Reliability demonstration may be accomplished by 3Com or its designated representative. The demonstration shall use either field data from an installed base of production version product or data collected from a reliability demonstration test (PDT).

      B.  RELIABILITY MATURITY TESTING

      A reliability maturity test (RMT) may be performed by 3Com or its designated representative on a continuing basis. MTBF must be equal to or greater than that specified in the Specifications.

V.    WORKMANSHIP STANDARD

      Sonic's workmanship standard shall conform to ANSI /IPC-A-610 Class II.

V1.   QUALITY SYSTEM REQUIREMENTS

      A. Sonic shall notify 3Com of any major changes in process, process locations and quality practices employed by Sonic that affect this Agreement and that occur after Agreement is signed.

      B.   BURN-IN

      All assemblies including field replaceable units shipped under this Agreement require dynamic testing as per product specification.

      C.   MINIMUM INSPECTION REQUIREMENTS

      3Com requires Sonic's inspection of all product. Revisions to this requirements may be accomplished by mutual written agreement between 3Com and the Sonic at any time.

      D.   CORRECTIVE ACTION CONTROL

      Sonic will be responsible for implementation of a Corrective Action Control procedure for all process and component related failure mechanisms. The procedure must cover as a minimum the following:

      1)   Problem Identification

      2)   Assignment of responsibility

      3)   Schedule of completion

      4)   Tracking of corrective actions

      5)   Verification of effectiveness of corrective action.

      NOTE: All in-process corrective action information will be available to 3Com upon request.

      E.   COMPLIANCE TO DESIGN STANDARDS

      Sonic is responsible for on going conformance to the Design Standards (Drop & Vibration, Environmental Cooling, Structure and Packaging, Acoustic Noise Limits, Transportability, Electrostatic Discharge & Primary Power Limits, etc.) for all products supplied hereunder.

      F.   INSPECTION AND AUDIT

      Upon at least twenty-four (24) hour notice, 3Com or its designated representative may audit the manufacturing process and products in such a manner as not to be disruptive to normal productions. Any mutually agreed upon out-of-control condition at Sonic's facility will trigger the need for the above audit process. Corrective action is to follow all items listed in section VI item D of this Exhibit.

      VII. ELECTRICAL OVERSTRESS/ELECTROSTATIC DISCHARGE PROTECTION

      Protection for all components and assemblies shall be accomplished in a manner to prevent damage by ESD. All field replaceable board level assembles shipped to 3Com must be contained in a conductive ESD package. Reasonable precautions must be taken regarding the ESD protection of all other subassemblies.

                                   Exhibit H

                          Development of the Product

Non-Recurring Engineering (NRE)

In return for a consideration of $[*] Sonic will carry out the following: (See
Section 2.4)

Re-design SonicWALL to fit OfficeConnect format as per product specification 1007-015

 .    New PCB layout to cover both products by population options
 .    New Power Regulation Circuit for 3Com Power Adapter
 .    Noise suppression circuitry for FCC B
 .    Move flash reset switch to external access
 .    Relayout to fit 3Com enclosure
 .    Make modifications to Web Management GUI
 .    Make modifications to Back-end Server GUI
 .    Design and test to product spec 1007-015 **
 .    Supply base manual(s) for 3Com to re-work
 .    Provide five (5) sample units of each version

NRE charee is payable in the following installments
---------------------------------------------------

               $[*]      at program start
               $[*]      on prototype acceptance
               $[*]      on first production shipment

**3Com to bear the cost of any approval fees billed to Sonic by third parties. Sonic to bill 3Com separately for these fees.

Sonic to source designed and completed case and packaging items from 3Com designated suppliers including, but not limited to, chassis, top covers, manuals, registration cards, boxes, CDs, seals, clips etc.

Additional Services

In consideration of $[*], Sonic will provide the following service:

 .    Setup of back-end server(s) for Content Filter List, Product Registration and Product updates.

Works Developed For 3Com

The following IP will be owned by 3Com at the completion of the development:

 .    Design of printed circuit board assembly (PCBA) to fit into 3Com enclosure

 .    Specific on-board power regulation circuit design provided to Sonic by 3Com

 .    Web Management GUI: Specific combination of colors, fonts, GUI element styles and GUI element locations for the Cerberus web-based management interface.

 .    Backend Registration Server: Specific combination of colors, fonts, GUI elements styles and GUI element locations for the web interface to the back-end server user for registration, upgrade activation and other functions.